UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2008
PAREXEL International Corporation

(Exact name of registrant as specified in charter)

Massachusetts	000-21244	04-2776269

(State or other juris-	(Commission	(IRS Employer
diction of incorporation	File Number)	Identification No.)

200 West Street, Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 487-9900
Not applicable.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1 AMENDED AND RESTATED CHANGE OF CONTROL/SEVERANCE AGREEMENT DATED AS OF OCTOBER 31, 2008

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     When used in this Current Report on Form 8-K, the terms “we,” “us,” “our,” and “the Company” mean PAREXEL International Corporation.
     On October 31, 2008, we entered into an Amended and Restated Change of Control/Severance Agreement with Mark A. Goldberg, Chief Operating Officer. Under the terms of the agreement, if Dr. Goldberg’s employment is terminated without “cause” (as defined in the agreement), he would be entitled to receive a lump sum cash payment equal to 12 months of his base salary plus the pro rata share of the bonus that would have been payable to him during the year in which termination occurs, and he would be entitled to the accelerated vesting of all stock options and outstanding awards under any of our stock incentive plans. If we terminate Dr. Goldberg’s employment without cause during the period beginning nine months prior to, and ending 18 months following, a “change of control” of the Company (as defined in the agreement), or Dr. Goldberg terminates his employment “for good reason” (as defined in the agreement) during the 18 month period following a change of control of the Company, Dr. Goldberg would be entitled to receive:
•	a lump sum cash payment equal to 12 months of his monthly salary plus the target bonus that could have been payable to him during the year in which the termination occurs;

•	accelerated vesting of all stock options;

•	accelerated vesting of outstanding awards issued under any of the Company’s stock incentive plans; and

•	continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to any such termination for a specified period of time.
     The agreement further provides that the benefits will be supplemented by an additional payment to “gross up” Dr. Goldberg for any excise tax under the “golden parachute” tax provisions of the Internal Revenue Code of 1986, as amended.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Change of Control/Severance Agreement, dated as of October 31, 2008, by and between the Company and Mark A. Goldberg.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2008	PAREXEL International Corporation
	By:	/s/ James F. Winschel, Jr.
James F. Winschel, Jr.
Senior Vice President and Chief Financial Officer